Exhibit 3.1.2

ARTICLES OF INCORPORATION

OF

ABOARD PUBLISHING, INC.

The undersigned, acting as incorporator of ABOARD PUBLISHING, INC. under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

ARTICLE I. NAME

The name of the corporation is ABOARD PUBLISHING, INC. (the “Corporation”).

ARTICLE II. ADDRESS

The mailing address of the Corporation is One Herald Plaza, Miami, Florida 33130.

ARTICLE III. COMMENCEMENT OF EXISTENCE

The existence of the Corporation will commence on the date of filing of these Articles of Incorporation.

ARTICLE IV. PURPOSE

The Corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

ARTICLE V. AUTHORIZED SHARES

The maximum number of shares that the Corporation is authorized to have outstanding at any time is 1,000 shares of common stock having a par value of $0.01 per share.

ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation is 1200 Pine Island Road, Plantation, Florida 33324 and the name of the Corporation’s initial registered agent at that address is CT Corporation System.

ARTICLE VII. INCORPORATOR

The name and street address of the incorporator is:

 Sylvia B. Gonzalez, Esq.

701 Brickell Avenue

Suite 3000

Miami, Florida 33131

ARTICLE VIII. BYLAWS

The power to adopt, alter, amend or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

ARTICLE IX. AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of incorporation on the 28th day of September, 2000.

/s/ Sylvia B. Gonzalez
Sylvia B. Gonzalez
Incorporator